Ex. 10.7

October 18, 2012

aMENDMENT TO ADVISORY SERVICES agreement

This shall serve as an amendment to the ADVISORY SERVICES AGREEMENT (“Agreement”) is made, entered into as of the 16th day of July, 2012 (the “Effective Date”), by and between TRIG Acquisition 1, Inc. (the “Company”), and TRIG Capital Group, LLC. (“TCG”).

Section 3 shall be amended as follows:

(iii) A monthly fee of $7,000.00 shall be paid to the advisor on the last day of each month for a period of no less than 18 months.

TRIG ACQUISITION 1, INC.

/s/ Robert Lee

Name: Robert Lee

Title: Chariman

TRIG CAPITAL GROUP, LLC

/s/ A.J. Cervantes

Name: A.J. Cervantes

Title: Member